EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO


                             18 U.S.C. SECTION 1350,


                             AS ADOPTED PURSUANT TO


                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




     In connection with the Annual Report of Nestor, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William B. Danzell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:


          (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and


          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company



Date: April 19, 2004

/s/ William B. Danzell
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William B. Danzell, President and Chief Executive Officer